UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

INTERNATIONAL GAME TECHNOLOGY
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of Principal Executive Offices) (Zip Code)

(775) 448-7777
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed by International Game Technology (the “Company”) on March 4, 2011 (the “Original 8-K”) updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of the Company’s 2011 Annual Meeting of Stockholders held on March 1, 2011 (the “2011 Annual Meeting”).  The sole purpose of this Amendment is to disclose the decision of the Board of Directors (the “Board”) regarding how frequently it will conduct non-binding advisory votes on the compensation paid to the Company’s named executive officers.  No other changes have been made to the Original 8-K.

Item 5.07                      Submission of Matters to a Vote of Security Holders

As previously reported, in a non-binding advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers held at the 2011 Annual Meeting, 182,450,226 shares voted for every one year, 591,998 shares voted for every two years, 32,415,024 shares voted for every three years, and there were 1,977,478 abstentions and 35,169,729 broker non-votes.

Accordingly, in light of these voting results and other factors considered by the Board, the Board has determined that the Company will hold an annual advisory vote on the compensation of the Company’s named executive officers until the next non-binding advisory vote on the frequency of such votes, which will be no later than the Company’s Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: June 10, 2011	By:	/s/ J. Kenneth Creighton
J. Kenneth Creighton Vice President, Corporate Law Department
and Assistant Secretary